EXHIBIT 3.7


                                                      ONTARIO CORPORATION NUMBER
                                                                          736045


     Ministry of
     Consumer and
     Commercial
Ontario  Relator's
CORRECTED  CERTIFICATE
This is a corrected certificate endorsed pursuant to Section 2/3 of the Business
Corporation Act, 1982 and effective on

September 22, 1987

          Director
     Companies branch

------------------ -------------------------------------------------------------
                             ARTICLES OF CONTINUANCE

     Form 6         1.   The name of the corporation is:
    Business
  Corporations           KAYTY EXPORATION LTD.
                         ------------------------------------------------------
    Act. 1982
                    2.   The corporation is to be continued under the name (if
                         different from 1):

                         KAYTY INC.
                         -------------------------------------------------------

                    3.   Name of jurisdiction the corporation is leaving:

                         ALBERTA
                         ------------------------------------------------------
                         (Name of Jurisdiction)

                    4.   Date of incorporation/amalgamation

                         Eighteen March 1981
                         ------------------------------------------------------
                         (Day, Month, Year)


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                    5.   The address of the registered office in Ontario is:

                         7th Floor, 2 First Canadian Place, P.). Box 449,
                         ------------------------------------------------
                         (Street &  Number, or R.R. Number  & it  Multi-Office
                                     Building give Room Number)


                         City of Toronto, County of New York,         M5XIJ7
                         ------------------------------------------------------
                                 (Name of Municipally or Post Office)

                         Toronto                                    in the       York
                         ------------------------------------------         ----------------------------------------
                         (Name of Municipality Geographic Township)         (County, District, Regional Municipality)

                    6.   Number (or minimum and maximum number of directors is:

                         A Minimum of 2 and a maximum of 7


                    7.   The directors of the corporation are:        Administrative:

                         First name, initials and surname                                                 Resident
                                                                                                          Canadian
                                                                                                          State
                                                                                                          Yes or No

                         E. Roy Birkett                               137 Hillhurst Blvd,                 Yes
                                                                      Toronto, Ontario,  M5N 1N7
                         James R. Britton                             Suite 516, 518 Moberlby Road        Yes
                                                                      Vancouver, B.C. V5Z 4G3

                    8. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise:

                              No Restrictions

                    9. The classes and any maximum number of shares that the corporation is authorized to issue.

                         60,000,000  Common Shares without nominal or par value

                         10,000,000 Preferred Shares without nominal or par value

                         Both Classes of shares are consolidated on a 10 old shares of Kayty Exploration Ltd. for 1 new share of Kayty Inc.

                    10. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series.

                         Both classes of shares are consolidated on a 10 old shares of Kayty Exploration Ltd. for 1 new share of Kayty Inc.


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                         60,000,000  common Shares without  nominal or par value
                         (6,000,000   Kayty  Inc.)  the  holders  of  which  are
                         entitled:

                    (i) to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares (other than the Common Shares) are entitled to vote:

                    (ii) to receive any dividend declared by the corporation on the Common Shares.

                    (iii) subject to the rights, privileges, restrictions and
                         conditions attached to any other class of shares of the Corporation, to receive, pari passu with the other classes of common shares, the remaining property of the Corporation upon dissolution, and

                    (iv) to the rights, privileges and restrictions attached to
                         Common Shares at Common law.

                         10,000,000 Preferred Shares without nominal or par value (1,000,000 Kayty Inc.). The Preferred Shares shall have attached thereto and be subject to the following provisions.

                              (i) The Preferred Shares shall have preferred rights as to dividends as determined by the Directors of the Corporation in accordance with clause (b) (ii) hereof:

                              (ii) The Preferred Shares may from time to time be issued in one or more series, each series to consist of such number of shares as may before the issue thereof be determined by the Directors who may by resolution fix form time to time before the Issue conditions and limitations attached to the Preferred Shares of each series including, without limiting the generality of the foregoing, the rate and nature of preferential dividends, the date of payment thereof, the redemption price and
                                     conditions  of  conversion,   if  any,  and
                                     voting rights, if any.

                    11. The issue, transfer of ownership of shares is/is not restricted and the restrictions (if any) are as follows:

                         There are none

                    12.  Other provisions (if any):

                         There are none

                    13. The corporation has complied with subsection 179(3) of the Business Corporation Act.


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                    14.  The continuation of the corporation under the laws of the Province of Ontario has been properly authorized under the laws of the jurisdiction in which the corporation was incorporated/amalgamated or previously continued on

                                    18 August 1987
                              --------------------------------------------------
                                            (Day, Month, Year)

                    15. The corporation is to be continued under the Business Corporations Act to the same extent as if it had been incorporated thereunder.

                         There articles are signed in duplicate.

                                            KAYTY EXPLORATION LTD.
                                            ----------------------
                                            (Name of Corporation)


                                             By/Par   /s/ E. Roy Birkett
                                             ---------------------------------
                                             (Signature)(Description of Office)